                                                                    EXHIBIT 99.1

[LOGO OF WIRELESS FACILITIES]

                      [LETTERHEAD OF WIRELESS FACILITIES]


FOR IMMEDIATE RELEASE

      Wireless Facilities Reports Record Third Quarter Revenue and Profit

          - Quarterly Revenue Increases 207 Percent to $73.1 Million -

San Diego, CA, October 25, 2000 -- Wireless Facilities, Inc., (WFI), (NASDAQ:
WFII), a global leader in the design, deployment and management of wireless telecommunications networks, today announced financial results with record revenues and record earnings reported for the third quarter and nine months ended September 30, 2000.

Revenue for the third quarter increased 207 percent to $73.1 million, compared to $23.8 million in the third quarter of 1999. Sequentially, revenue grew 23 percent over the Company's second quarter of 2000. Revenue growth continues to reflect strong worldwide demand for mobile voice, personal communications services, mobile wireless Internet access and fixed broadband networks.

Excluding the effects of goodwill and other charges related to acquisitions, net income rose 238 percent to $10.8 million, or $0.21 per diluted share, compared to net income of $3.2 million, or $0.10 per diluted share in the corresponding quarter a year ago.

Reported net income for the quarter rose 221 percent to $9.0 million, or $0.17 per diluted share, compared to $2.8 million in net income, or $0.08 per diluted share in the corresponding quarter a year ago.

"We are pleased to report another excellent quarter marked by strong industry expansion of mobile voice and data networks as well as fixed wireless broadband solutions," said Thomas Munro, President of WFI. "We see very strong demand for our voice and data planning and deployment offerings. We believe that we can continue to execute well against our goals given the large opportunity available in our marketplace."
                                     -more-

About Wireless Facilities

A global leader in telecommunications outsourcing, Wireless Facilities, Inc. plans, designs, deploys and manages wireless networks for some of the largest cellular, PCS and broadband wireless carriers and equipment suppliers worldwide. Specializing in network architecture and dimensioning of mobile and high speed wireless data systems, WFI provides a complete range of network services - from business and market planning to RF engineering, fixed network engineering, IP and data engineering, site acquisition and development, installation, optimization and maintenance. Headquartered in San Diego, WFI has grown to over 1,780 employees and has performed work in more than 39 countries since the Company was founded in late 1994. The Company has offices in Chicago, Seattle, Washington, D.C., Dallas, New York, Mexico City, London, Sao Paulo, Madrid, New Delhi, Gothenburg, Vienna, and Stockholm. News and information are available at www.wfinet.com.
--------------

Notice Regarding Forward Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties. The Company operates in a very dynamic market environment, and expectations or assumptions that appear reasonable as of the date hereof may not be reasonable at any point in the future. Words such as "anticipates," "expects," "projects," "intends," "plans," "believes," "may," "will," and similar expressions are intended to identify forward-looking statements and specifically include references to the Company's belief that the wireless industry's fundamentals remain strong and that the Company can continue to execute its business well in relation to the market opportunities. Such statements are only predictions, and the Company's actual results may differ materially from those anticipated. Factors that may cause such differences, include, but are not limited to; the Company's ability to retain and hire key personnel; the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; the timing, rescheduling or cancellation of significant customer contracts and agreements, or the loss of key customers; continuing industry investment in "third generation" or "3G" deployments; competition in the marketplace which could reduce revenues and profit margins; lower customer satisfaction levels for services performed by the Company. These factors and others are more fully discussed under "Risk Factors" and elsewhere in the Company's registration statement on Form S-1, the Company's annual report on Form 10-K filed on March 30, 2000 and the Company's Form 10-Q for the quarter ended June 30, 2000 filed on August 14, 2000 with the Securities and Exchange Commission.

                                     -more-


                                                                     Page 2 of 4
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                           WIRELESS FACILITIES, INC.
           Unaudited Condensed Consolidated Statements of Operations
                    (In thousands, except per share amounts)

                                                                  Three              Three             Nine             Nine
                                                                  Months            Months            Months           Months
                                                                  Ended              Ended            Ended            Ended
                                                                   9-00               9-99             9-00             9-99

Revenues                                                         $73,073          $23,833            $175,841          $56,938
Cost of revenues                                                  40,800           13,102              99,186           34,126
                                                       -----------------------------------------------------------------------
Gross profit                                                      32,273           10,731              76,655           22,812
Selling, general and administrative expenses                      15,425            4,645              34,748           10,208
Depreciation                                                       1,034              121               1,800              522
Amortization of goodwill and purchased intangible
 assets                                                            1,795              395               4,034            1,069
                                                       -----------------------------------------------------------------------
Operating income                                                  14,019            5,570              36,073           11,013
Other income and (expenses)                                          223             (261)              1,233             (888)
                                                       -----------------------------------------------------------------------
Income before taxes and minority interest                         14,242            5,309              37,306           10,125
Minority interest                                                    125             (370)                 (7)            (370)
                                                       -----------------------------------------------------------------------
Income before taxes                                               14,367            4,939              37,299            9,755
Provision for income taxes                                        (5,324)          (2,141)            (14,549)          (4,321)
                                                       -----------------------------------------------------------------------
Net income                                                       $ 9,043          $ 2,798            $ 22,750          $ 5,434
                                                       =======================================================================

Net income per common share:
Basic                                                            $  0.21          $  0.10            $   0.55          $  0.20
Diluted                                                          $  0.17          $  0.08            $   0.45          $  0.17

Weighted-average common shares
outstanding:
Basic                                                             42,363           27,248              41,396           27,167
Diluted                                                           51,921           33,478              50,293           32,464


Net income adjusted for acquisition charges:
Net income                                                       $ 9,043          $ 2,798            $ 22,750          $ 5,434
Amortization of goodwill and purchased intangible
 assets                                                            1,795              395               4,034            1,069
                                                       -----------------------------------------------------------------------
Adjusted net income                                              $10,838          $ 3,193            $ 26,784          $ 6,503
                                                       =======================================================================

Adjusted net income per common share:
Basic                                                            $  0.26          $  0.12            $   0.65          $  0.24
Diluted                                                          $  0.21          $  0.10            $   0.53          $  0.20

 Certain amounts in 1999 financial data have been reclassified to conform to the 2000 presentation.

                                    -more-
                                                                     Page 3 of 4
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                            WIRELESS FACILITIES, INC.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                   September 30,         December 31,
                                                                       2000                 1999
ASSETS
Current Assets
    Cash                                                         $    24,315          $    34,322
    Investments in marketable securities                               3,190               37,965
    Billed accounts receivable, net                                   46,213               23,033
    Unbilled accounts receivable                                      53,463                9,600
    Contract management receivables                                   16,417               13,993
    Other current assets                                              14,257                3,200
                                                                ---------------------------------
    Total current assets                                             157,855              122,113
Property and equipment, net                                           18,225                5,069
Other assets, net                                                     77,398                7,810
                                                                ---------------------------------
Total assets                                                     $   253,478          $   134,992
                                                                =================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
    Accounts payable and accrued expenses                        $    20,767          $    11,389
    Contract management payables                                       4,653                8,258
    Billings in excess of costs and profits                            3,392                5,170
    Capital lease obligation                                           3,070                  137
    Current notes payable                                             25,574                    0
    Income taxes payable                                               1,134                5,641
                                                                ---------------------------------
Total current liabilities                                             58,590               30,595
Long-term liabilities-notes payable, net of current portion              107                  909
Long-term capital lease                                                7,338                1,652
Other long-term liabilities                                               59                   59
                                                                ---------------------------------
Total liabilities                                                     66,094               33,215
                                                                ---------------------------------

Minority interest                                                          7                  338

Stockholders' equity                                                 187,377              101,439
                                                                ---------------------------------

Total liabilities, minority interest and shareholders' equity    $   253,478          $   134,992
                                                                =================================



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